Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Aethlon Medical, Inc. (the “Company”) of our report dated June 26, 2025, relating to our audit of the Company’s consolidated financial statements as of March 31, 2025, and for the year then ended, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern. Our report also relates to the adjustments described in Note 4 to the consolidated financial statements that were applied retroactively to reflect the June 9, 2025 one-for-eight reverse stock split, as well as the comparative disclosures for the adoption of new segment reporting requirements as described in Note 9 to the consolidated financial statements as of and for the year ended March 31, 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

August 20, 2025